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WesBanco Announces Second Quarter 2022 Financial Results

Wheeling, WV, July 26, 2022 – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three months ended June 30, 2022. Net income available to common shareholders for the second quarter of 2022 was $40.2 million, with diluted earnings per share of $0.67, compared to $68.1 million and $1.01 per diluted share, respectively, for the second quarter of 2021, which included a release of provision for credit losses of $21.0 million, or $16.6 million net of tax, due to improved economic forecasts in the prior year period. For the six months ended June 30, 2022, net income was $81.8 million, or $1.34 per diluted share, compared to $138.6 million, or $2.06 per diluted share, for the 2021 period, which included a release of provision for credit losses of $49.0 million, or $39.0 million net of tax. Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses, for the three months ended June 30, 2022, was $40.3 million, or $0.67 per diluted share, as compared to $69.0 million and $1.03 per diluted share, respectively, in the prior year quarter (non-GAAP measures). On the same basis, net income for the six months ended June 30, 2022 was $83.1 million, or $1.36 per diluted share, as compared to $140.3 million, or $2.09 per diluted share, in the prior year period (non-GAAP measures).

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2022		2021		2022		2021
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (Non-GAAP)(1)	$40,258	$0.67	$69,022	$1.03	$83,107	$1.36	$140,279	$2.09
Less: After tax restructuring and merger-related expenses	(41)	-	(965)	(0.02)	(1,300)	(0.02)	(1,638)	(0.03)
Net income available to common shareholders (GAAP)	$40,217	$0.67	$68,057	$1.01	$81,807	$1.34	$138,641	$2.06

Financial and operational highlights during the quarter ended June 30, 2022:

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Reflecting the strength of our markets and lending teams, total loan growth was 5.4% sequentially, or 21.8% annualized, and 3.8% year-over-year, when excluding Small Business Administration Payroll Protection Program (“SBA PPP”) loans
•
Residential mortgage production of $328 million, which was consistent with production in the year ago period, significantly outperformed industry trends
•
Deposit growth, excluding certificates of deposit (“CDs”), was 5.3% year-over-year, driven by growth in demand deposits and savings accounts
•
Second quarter net interest margin of 3.03% increased 8 basis points sequentially, and, when excluding purchase accounting and SBA PPP loan accretion, it increased 13 basis points sequentially to 2.93%
•
Strong execution, combined with being named both one of America’s best employers and most trustworthy companies, has enabled us to exceed our previously announced commercial hiring plan in half the time, as we have hired 24 commercial lenders since January, with 10 of those expected to start during the third quarter
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In addition, we announced the hiring of Jeffrey Jackson as Senior Executive Vice President and Chief Operating Officer, with the expectation that he will succeed Todd Clossin as President and CEO upon Mr. Clossin’s anticipated retirement date of January 1, 2024, allowing for a smooth and successful transition for our employees, customers, and shareholders
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During the quarter, we continued to return capital to our shareholders as we purchased approximately 1.1 million shares of our common stock on the open market under existing share repurchase authorizations
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Key credit quality metrics such as non-performing assets, past due loans, and net loan charge-offs, as percentages of total portfolio loans, have remained at low levels and favorable to peer bank averages, those with total assets between $10 billion and $25 billion (based upon the prior four quarters)
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WesBanco continues to be recognized by its customers for high quality customer service, financial advice, digital services, and trust as it was named multiple times to the Forbes 2022 Best-in-State Banks list as the #1 bank in Ohio and the #2 bank in Kentucky

“We are very pleased with WesBanco’s performance during the second quarter of 2022, as we continue to demonstrate the success of our operational strategies implemented the past few years,” said Todd F. Clossin, President and Chief Executive Officer of WesBanco. “We reported strong, broad-based loan growth that was driven by the strength of our teams and their respective markets, as we continued

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to execute upon our plans of hiring additional revenue-producers across commercial lending, residential lending, and wealth management. Further, while making strategic, long-term investments, we have maintained our diligent focus on expense management through controlling discretionary costs and managing our financial center footprint. We believe that the strong foundation we have developed, supported by our unique long-term advantages, position us well for our future opportunities.”

Mr. Clossin added, “WesBanco is privileged to have been named one of the top banks in the states of Kentucky and Ohio, which follows our also being recognized by Forbes as the only midsize bank ranked in the top ten of both America’s Best Banks for our strong financial performance and Best Midsize Employers for our employee focus. These top rankings are a strong testament to the outstanding efforts and dedication of our employees, and we are honored to again be recognized by our customers for our trust and service.”

Balance Sheet

Loan growth for the second quarter of 2022 reflects strong performance by our commercial and consumer lending teams and efforts to keep more 1-to-4 family residential mortgages on the balance sheet, partially offset by the continuation of both SBA PPP loan forgiveness and elevated commercial real estate payoffs. As of June 30, 2022, total portfolio loans of $10.2 billion, when excluding SBA PPP loans, driven by strong growth across all loan categories and markets, increased 5.4%, or 21.8% annualized, when compared to March 31, 2022, and increased 3.8% from the prior year period. This strong sequential quarter loan growth demonstrates the successful execution of our expansion into higher-growth markets, including Kentucky and Maryland, and ability to hire top-tier commercial and mortgage loan officers across our footprint. The second quarter of 2022 included the forgiveness of approximately 606 SBA PPP loans totaling $50 million (net of deferred fees). As of June 30, 2022, approximately 480 SBA PPP loans for $27 million remained in the loan portfolio.

As of June 30, 2022, total deposits were $13.6 billion, which increased year-over-year due primarily to increased personal savings, which more than offset a $379.2 million year-over-year reduction in CDs. Deposits, excluding CDs, increased 5.3% year-over-year, driven by a 4.9% increase in total demand deposits, which represent approximately 59% of total deposits, as well as a 10.5% increase in savings accounts. Furthermore, non-interest bearing demand deposits represented approximately 35% of total deposits, as of June 30, 2022.

Credit Quality

As of June 30, 2022, total loans past due, non-performing loans, and non-performing assets as percentages of the loan portfolio and total assets have remained relatively low, from a historical perspective, and consistent throughout the last five quarters. In addition, criticized and classified loans as a percent of the loan portfolio decreased 127 basis points year-over-year to 3.14%. For the second quarter, net loan charge-offs to average loans were immaterial at zero basis points. The allowance for credit losses to total portfolio loans at June 30, 2022 was $117.4 million, or 1.15% of total loans. During the three- and six- month periods ending June 30, 2021, we recorded negative provision for credit losses of $21.0 million and $49.0 million, respectively, due to significantly improved macroeconomic forecasts and other factors during 2021, as compared to negative provisions of $0.8 million and $4.3 million, respectively, in the current year.

Net Interest Margin and Income

The net interest margin of 3.03% for the second quarter of 2022 increased 8 basis points sequentially, which reflects the 125 basis point increase in the federal fund rate during the last 3 months, as well as our successful deployment of excess cash through loan and securities growth. As a result of increased cash balances from our customers’ higher personal savings, investment securities increased by $0.3 billion year-over-year and, as of June 30, 2022, represented approximately 25% of total assets. We remain focused on controlling the costs of our various funding sources, which is enhanced by the pricing advantage of our robust legacy deposit base. We have reduced deposit funding costs 4 basis points year-over-year to 13 basis points for the second quarter of 2022, or just 9 basis points when including non-interest bearing deposits. The cost of total interest-bearing liabilities decreased 5 basis points year-over-year to 26 basis points, or 17 basis points when including non-interest bearing deposits. Accretion from acquisitions benefited the second quarter net interest margin by 6 basis points, as compared to 12 basis points in the prior year period. Lastly, the forgiveness of SBA PPP loans benefited the second quarter of 2022 net interest margin by a net 4 basis points, as compared to a net 5 basis points in the prior year period.

Net interest income decreased $3.6 million, or 3.1%, during the second quarter of 2022, as compared to the same quarter of 2021, reflecting lower accretion from purchase accounting and lower SBA PPP-related loan income. For the six months ended June 30, 2022, net interest income decreased $12.4 million, or 5.3%, primarily due to the reasons discussed for the three-month period comparison.

Non-Interest Income

For the second quarter of 2022, non-interest income of $27.0 million decreased $9.1 million, or 25.3%, from the second quarter of 2021, driven primarily by lower mortgage banking income, which decreased $6.5 million year-over-year, and a net loss on other assets. Reflective of increased general consumer spending, service charges on deposits increased $1.6 million year-over-year to $6.5 million and electronic banking fees increased slightly to $5.2 million. While mortgage originations remained strong year-over-year, mortgage banking income was lower due to our continued efforts to retain more residential mortgages on the balance sheet. We retained 80% of originations during the second quarter of 2022 as compared to 52% last year. Reflecting the strength of our lending teams and home

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purchase and construction portfolio, residential mortgage originations during the second quarter totaled $328 million, up 21% from the first quarter and roughly flat to the prior year period. Net securities losses reflected a $1.2 million loss which is the offset to equity securities in the deferred compensation plan, recorded within employee benefits expense. The net loss on other assets of $1.3 million reflects the change in the fair value of underlying equity investments held by Wesbanco Community Development Corporation primarily driven by the decline in the equity market, as compared to a net gain of $3.7 million for the same investment in the prior year period.

Primarily reflecting the items discussed above, as well as lower loan swap-related income, which is recorded in other income, non-interest income, for the six months ended June 30, 2022, decreased $12.0 million, or 17.2%. In addition, bank-owned life insurance of $6.3 million increased $2.8 million year-over-year due to higher death benefits and the impact of new policies purchased during the third quarter of 2021.

Non-Interest Expense

Excluding restructuring and merger-related expenses, non-interest expense for the three months ended June 30, 2022 totaled $87.0 million, a 5.3% year-over-year increase and a 1.2% increase from the first quarter of this year. Salaries and wages increased $3.8 million, or 10.1%, compared to the prior year period due to higher salary expense related to normal merit increases and the hourly wage increase that we implemented last year, lower deferred loan origination costs, and higher bonus and stock option accruals. Employee benefits included a $1.2 million credit related to the deferred compensation plan. FDIC insurance of $1.9 million increased $1.8 million from last year due primarily to certain prior period reporting adjustments resulting in a $1.0 million refund and improved risk factors recorded in the prior year period. Equipment and software expense for the second quarter of 2022 increased $0.4 million, or 5.8% year-over-year due primarily to the movement of online banking costs from other operating expenses. Other operating expenses decreased $1.4 million, or 7.9%, due to the aforementioned move of online banking costs, as well as a reduction in ACH and ATM processing charges related to a change in providers, in conjunction with last summer’s core banking software system conversion, as well as lower legal costs associated with the resolution of a lawsuit in the prior year period.

On a similar basis, non-interest expense during the first half of 2022 increased $4.9 million, or 2.9%, compared to the prior year period, due primarily to higher salaries and wages and higher FDIC insurance, as described above, partially offset by lower employee benefits from lower deferred compensation expense and discretionary cost control.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. At June 30, 2022, Tier I leverage was 9.51%, Tier I risk-based capital ratio was 12.49%, common equity Tier 1 capital ratio (“CET 1”) was 11.31%, and total risk-based capital was 15.40%.

During the second quarter of 2022, WesBanco repurchased 1.1 million shares of its outstanding common stock on the open market at a total cost of $35.8 million, or $33.28 per share. As of June 30, 2022, approximately 1.8 million shares remained for repurchase under the existing share repurchase authorization that was approved on February 24, 2022, by WesBanco’s Board of Directors.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the second quarter of 2022 at 10:00 a.m. ET on Wednesday, July 27, 2022. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10162208. The replay will begin at approximately 12:00 p.m. ET on July 27, 2022 and end at 12 a.m. ET on August 10, 2022. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2021 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarter ended March 31, 2022, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions including the effects of the COVID-19

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pandemic; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel. Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share. Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively. Furthermore, our strong financial performance and employee focus has earned us recognition by Forbes as both one of America’s Best Banks and Best Midsize Employers – the only midsize bank making the top ten of both rankings. In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, WesBanco provides trust, wealth management, securities brokerage, and private banking services through our century-old Trust and Investment Services department, with approximately $4.8 billion of assets under management (as of June 30, 2022). WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 194 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia. Additionally, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor and Public Relations

304-905-7021

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WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Six Months Ended
STATEMENT OF INCOME	June 30,			June 30,
	2022	2021	% Change	2022	2021	% Change
Interest and dividend income
Loans, including fees	$96,412	$105,968	(9.0)	$189,532	$215,327	(12.0)
Interest and dividends on securities:
Taxable	15,825	12,900	22.7	29,937	24,027	24.6
Tax-exempt	4,706	3,952	19.1	9,049	7,862	15.1
Total interest and dividends on securities	20,531	16,852	21.8	38,986	31,889	22.3
Other interest income	1,504	507	196.6	2,103	1,166	80.4
Total interest and dividend income	118,447	123,327	(4.0)	230,621	248,382	(7.2)
Interest expense
Interest bearing demand deposits	1,153	1,009	14.3	1,965	2,052	(4.2)
Money market deposits	383	551	(30.5)	704	1,130	(37.7)
Savings deposits	330	261	26.4	595	525	13.3
Certificates of deposit	1,116	2,026	(44.9)	2,389	4,396	(45.7)
Total interest expense on deposits	2,982	3,847	(22.5)	5,653	8,103	(30.2)
Federal Home Loan Bank borrowings	411	1,781	(76.9)	986	4,195	(76.5)
Other short-term borrowings	48	40	20.0	96	159	(39.6)
Subordinated debt and junior subordinated debt	2,778	1,804	54.0	3,948	3,593	9.9
Total interest expense	6,219	7,472	(16.8)	10,683	16,050	(33.4)
Net interest income	112,228	115,855	(3.1)	219,938	232,332	(5.3)
Provision for credit losses	(812)	(21,025)	96.1	(4,250)	(48,984)	91.3
Net interest income after provision for credit losses	113,040	136,880	(17.4)	224,188	281,316	(20.3)
Non-interest income
Trust fees	6,527	7,148	(8.7)	14,362	14,780	(2.8)
Service charges on deposits	6,487	4,876	33.0	12,577	9,770	28.7
Electronic banking fees	5,154	5,060	1.9	10,499	9,426	11.4
Net securities brokerage revenue	2,258	1,829	23.5	4,478	3,352	33.6
Bank-owned life insurance	2,384	1,707	39.7	6,264	3,416	83.4
Mortgage banking income	1,328	7,830	(83.0)	3,251	12,094	(73.1)
Net securities (losses) gains	(1,183)	477	(348.0)	(1,832)	756	(342.3)
Net (loss) gain on other real estate owned and other assets	(1,302)	4,014	(132.4)	(2,108)	4,189	(150.3)
Other income	5,330	3,171	68.1	9,874	11,537	(14.4)
Total non-interest income	26,983	36,112	(25.3)	57,365	69,320	(17.2)
Non-interest expense
Salaries and wages	41,213	37,435	10.1	80,150	74,324	7.8
Employee benefits	8,722	9,268	(5.9)	17,880	19,534	(8.5)
Net occupancy	6,119	6,427	(4.8)	13,354	13,605	(1.8)
Equipment and software	7,702	7,281	5.8	15,713	14,045	11.9
Marketing	2,749	1,802	52.6	5,170	4,185	23.5
FDIC insurance	1,937	181	970.2	3,459	1,462	136.6
Amortization of intangible assets	2,579	2,873	(10.2)	5,178	5,769	(10.2)
Restructuring and merger-related expense	52	1,222	(95.7)	1,646	2,074	(20.6)
Other operating expenses	15,946	17,323	(7.9)	32,019	35,141	(8.9)
Total non-interest expense	87,019	83,812	3.8	174,569	170,139	2.6
Income before provision for income taxes	53,004	89,180	(40.6)	106,984	180,497	(40.7)
Provision for income taxes	10,256	18,592	(44.8)	20,114	36,793	(45.3)
Net Income	42,748	70,588	(39.4)	86,870	143,704	(39.5)
Preferred stock dividends	2,531	2,531	-	5,063	5,063	-
Net income available to common shareholders	$40,217	$68,057	(40.9)	$81,807	$138,641	(41.0)

Taxable equivalent net interest income	$113,479	$116,906	(2.9)	$222,343	$234,423	(5.2)

Per common share data
Net income per common share - basic	$0.67	$1.02	(34.3)	$1.35	$2.07	(34.8)
Net income per common share - diluted	0.67	1.01	(33.7)	1.34	2.06	(35.0)
Net income per common share - diluted, excluding certain items (1)(2)	0.67	1.03	(35.0)	1.36	2.09	(34.9)
Dividends declared	0.34	0.33	3.0	0.68	0.66	3.0
Book value (period end)	38.92	39.96	(2.6)	38.92	39.96	(2.6)
Tangible book value (period end) (1)	19.89	22.61	(12.0)	19.89	22.61	(12.0)
Average common shares outstanding - basic	60,036,103	66,894,398	(10.3)	60,736,858	67,078,036	(9.5)
Average common shares outstanding - diluted	60,185,207	67,066,592	(10.3)	60,899,270	67,239,548	(9.4)
Period end common shares outstanding	59,698,788	65,970,149	(9.5)	59,698,788	65,970,149	(9.5)
Period end preferred shares outstanding	150,000	150,000	-	150,000	150,000	-

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

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WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios
	For the Six Months Ended
	June 30,
	2022	2021	% Change
Return on average assets	0.97%	1.66%	(41.57)%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	0.99	1.68	(41.07)
Return on average equity	6.39	10.04	(36.35)
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	6.49	10.15	(36.06)
Return on average tangible equity (1)	12.00	17.62	(31.90)
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	12.18	17.82	(31.65)
Return on average tangible common equity (1)	13.33	19.32	(31.00)
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	13.53	19.54	(30.76)
Yield on earning assets (2)	3.14	3.41	(7.92)
Cost of interest bearing liabilities	0.23	0.34	(32.35)
Net interest spread (2)	2.91	3.07	(5.21)
Net interest margin (2)	2.99	3.19	(6.27)
Efficiency (1) (2)	61.82	55.33	11.73
Average loans to average deposits	71.71	82.47	(13.05)
Annualized net loan charge-offs/average loans	0.00	0.00	-
Effective income tax rate	18.80	20.38	(7.75)

	For the Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2022	2022	2021	2021	2021
Return on average assets	0.95%	0.99%	1.21%	0.97%	1.60%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	0.95	1.02	1.21	1.06	1.62
Return on average equity	6.43	6.35	7.56	5.98	9.74
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	6.43	6.54	7.58	6.49	9.88
Return on average tangible equity (1)	12.35	11.67	13.62	10.72	17.04
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	12.36	12.01	13.66	11.57	17.27
Return on average tangible common equity (1)	13.80	12.90	15.00	11.76	18.67
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	13.82	13.27	15.04	12.70	18.92
Yield on earning assets (2)	3.20	3.07	3.10	3.24	3.32
Cost of interest bearing liabilities	0.26	0.19	0.20	0.25	0.31
Net interest spread (2)	2.94	2.88	2.90	2.99	3.01
Net interest margin (2)	3.03	2.95	2.97	3.08	3.12
Efficiency (1) (2)	61.91	61.73	61.99	60.52	53.97
Average loans to average deposits	72.36	71.05	72.61	75.46	79.82
Annualized net loan charge-offs and recoveries /average loans	0.00	0.00	0.04	0.03	(0.03)
Effective income tax rate	19.35	18.26	18.32	19.34	20.85
Trust assets, market value at period end	$4,803,043	$5,412,342	$5,644,975	$5,464,159	$5,480,995

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

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WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)
					% Change
	June 30,			December 31,	December 31, 2021
Balance sheets	2022	2021	% Change	2021	to June 30, 2022
Assets
Cash and due from banks	$186,534	$208,992	(10.7)	$157,046	18.8
Due from banks - interest bearing	263,475	637,312	(58.7)	1,094,312	(75.9)
Securities:
Equity securities, at fair value	11,413	13,494	(15.4)	13,466	(15.2)
Available-for-sale debt securities, at fair value	2,884,651	2,964,264	(2.7)	3,013,462	(4.3)
Held-to-maturity debt securities (fair values of $1,153,594; $934,487 and $1,028,452, respectively)	1,281,295	902,172	42.0	1,004,823	27.5
Allowance for credit losses - held-to-maturity debt securities	(265)	(227)	(16.7)	(268)	1.1
Net held-to-maturity debt securities	1,281,030	901,945	42.0	1,004,555	27.5
Total securities	4,177,094	3,879,703	7.7	4,031,483	3.6
Loans held for sale	17,560	41,461	(57.6)	25,277	(30.5)
Portfolio loans:
Commercial real estate	5,852,564	5,705,246	2.6	5,538,968	5.7
Commercial and industrial	1,549,768	2,119,186	(26.9)	1,590,320	(2.5)
Residential real estate	1,907,875	1,625,632	17.4	1,721,378	10.8
Home equity	597,845	631,059	(5.3)	605,682	(1.3)
Consumer	300,637	276,069	8.9	277,130	8.5
Total portfolio loans, net of unearned income	10,208,689	10,357,192	(1.4)	9,733,478	4.9
Allowance for credit losses - loans	(117,403)	(140,730)	16.6	(121,622)	3.5
Net portfolio loans	10,091,286	10,216,462	(1.2)	9,611,856	5.0
Premises and equipment, net	216,293	235,227	(8.0)	229,016	(5.6)
Accrued interest receivable	61,918	64,020	(3.3)	60,844	1.8
Goodwill and other intangible assets, net	1,146,456	1,157,322	(0.9)	1,151,634	(0.4)
Bank-owned life insurance	348,807	309,454	12.7	350,359	(0.4)
Other assets	290,201	216,914	33.8	215,298	34.8
Total Assets	$16,799,624	$16,966,867	(1.0)	$16,927,125	(0.8)
Liabilities
Deposits:
Non-interest bearing demand	$4,738,830	$4,409,221	7.5	$4,590,895	3.2
Interest bearing demand	3,258,871	3,214,484	1.4	3,380,056	(3.6)
Money market	1,770,859	1,771,686	(0.0)	1,739,750	1.8
Savings deposits	2,695,437	2,438,328	10.5	2,562,510	5.2
Certificates of deposit	1,105,305	1,484,536	(25.5)	1,292,652	(14.5)
Total deposits	13,569,302	13,318,255	1.9	13,565,863	0.0
Federal Home Loan Bank borrowings	122,650	313,960	(60.9)	183,920	(33.3)
Other short-term borrowings	147,964	135,267	9.4	141,893	4.3
Subordinated debt and junior subordinated debt	280,910	192,571	45.9	132,860	111.4
Total borrowings	551,524	641,798	(14.1)	458,673	20.2
Accrued interest payable	2,815	3,342	(15.8)	1,901	48.1
Other liabilities	208,032	222,636	(6.6)	207,522	0.2
Total Liabilities	14,331,673	14,186,031	1.0	14,233,959	0.7
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 68,081,306 shares issued; 59,698,788, 65,970,149 and 62,307,245 shares outstanding, respectively	141,834	141,834	-	141,834	-
Capital surplus	1,632,617	1,632,460	0.0	1,635,642	(0.2)
Retained earnings	1,018,209	925,977	10.0	977,765	4.1
Treasury stock (8,382,518, 2,111,157 and 5,774,061 shares - at cost, respectively)	(291,337)	(74,996)	(288.5)	(199,759)	(45.8)
Accumulated other comprehensive (loss) income	(176,061)	12,586	NM	(5,120)	NM
Deferred benefits for directors	(1,795)	(1,509)	(19.0)	(1,680)	(6.8)
Total Shareholders' Equity	2,467,951	2,780,836	(11.3)	2,693,166	(8.4)
Total Liabilities and Shareholders' Equity	$16,799,624	$16,966,867	(1.0)	$16,927,125	(0.8)

NM - Not Meaningful

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)

	June 30,	March 31,
Balance sheets	2022	2022	% Change
Assets
Cash and due from banks	$186,534	$200,513	(7.0)
Due from banks - interest bearing	263,475	1,168,985	(77.5)
Securities:
Equity securities, at fair value	11,413	12,757	(10.5)
Available-for-sale debt securities, at fair value	2,884,651	2,911,373	(0.9)
Held-to-maturity (fair values of $1,153,594 and $1,092,993, respectively)	1,281,295	1,157,202	10.7
Allowance for credit losses - held-to-maturity debt securities	(265)	(285)	7.0
Net held-to-maturity debt securities	1,281,030	1,156,917	7.0
Total securities	4,177,094	4,081,047	10.7
Loans held for sale	17,560	15,959	2.4
Portfolio loans:
Commercial real estate	5,852,564	5,580,082	4.9
Commercial and industrial	1,549,768	1,513,078	2.4
Residential real estate	1,907,875	1,767,064	8.0
Home equity	597,845	592,872	0.8
Consumer	300,637	280,176	7.3
Total portfolio loans, net of unearned income	10,208,689	9,733,272	4.9
Allowance for credit losses - loans	(117,403)	(117,865)	0.4
Net portfolio loans	10,091,286	9,615,407	4.9
Premises and equipment, net	216,293	219,907	(1.6)
Accrued interest receivable	61,918	60,370	2.6
Goodwill and other intangible assets, net	1,146,456	1,149,035	(0.2)
Bank-owned life insurance	348,807	348,179	0.2
Other assets	290,201	244,613	18.6
Total Assets	$16,799,624	$17,104,015	(1.8)
Liabilities
Deposits:
Non-interest bearing demand	$4,738,830	$4,670,520	1.5
Interest bearing demand	3,258,871	3,405,610	(4.3)
Money market	1,770,859	1,831,683	(3.3)
Savings deposits	2,695,437	2,679,053	0.6
Certificates of deposit	1,105,305	1,211,008	(8.7)
Total deposits	13,569,302	13,797,874	(1.7)
Federal Home Loan Bank borrowings	122,650	123,898	(1.0)
Other short-term borrowings	147,964	158,538	(6.7)
Subordinated debt and junior subordinated debt	280,910	280,743	0.1
Total borrowings	551,524	563,179	(2.1)
Accrued interest payable	2,815	1,786	57.6
Other liabilities	208,032	193,860	7.3
Total Liabilities	14,331,673	14,556,699	(1.5)
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 68,081,306 shares issued; 59,698,788 and 60,613,414 shares outstanding, respectively	141,834	141,834	-
Capital surplus	1,632,617	1,636,705	(0.2)
Retained earnings	1,018,209	998,315	2.0
Treasury stock (8,382,518 and 7,467,892 shares - at cost)	(291,337)	(261,012)	(11.6)
Accumulated other comprehensive loss	(176,061)	(111,312)	(58.2)
Deferred benefits for directors	(1,795)	(1,698)	(5.7)
Total Shareholders' Equity	2,467,951	2,547,316	(3.1)
Total Liabilities and Shareholders' Equity	$16,799,624	$17,104,015	(1.8)

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2022		2021		2022		2021
Average balance sheet and net interest margin analysis	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$744,261	0.74%	$696,967	0.09%	$951,588	0.39%	$736,387	0.09%
Loans, net of unearned income (1)	9,932,744	3.89	10,641,970	3.99	9,823,024	3.89	10,765,483	4.03
Securities: (2)
Taxable	3,532,624	1.80	3,042,009	1.70	3,433,551	1.76	2,676,198	1.81
Tax-exempt (3)	792,878	3.01	599,980	3.34	761,304	3.03	590,144	3.40
Total securities	4,325,502	2.02	3,641,989	1.97	4,194,855	1.99	3,266,342	2.10
Other earning assets	13,296	3.82	28,702	4.95	14,365	3.81	30,958	5.45
Total earning assets (3)	15,015,803	3.20%	15,009,628	3.32%	14,983,832	3.14%	14,799,170	3.41%
Other assets	1,955,649		2,032,519		1,998,126		2,041,154
Total Assets	$16,971,452		$17,042,147		$16,981,958		$16,840,324

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$3,380,684	0.14%	$3,147,915	0.13%	$3,392,029	0.12%	$3,059,830	0.14%
Money market accounts	1,770,342	0.09	1,774,556	0.12	1,788,430	0.08	1,750,194	0.13
Savings deposits	2,700,642	0.05	2,414,824	0.04	2,664,005	0.05	2,353,083	0.04
Certificates of deposit	1,162,392	0.39	1,519,590	0.53	1,208,243	0.40	1,551,692	0.57
Total interest bearing deposits	9,014,060	0.13	8,856,885	0.17	9,052,707	0.13	8,714,799	0.19
Federal Home Loan Bank borrowings	123,474	1.34	390,020	1.83	151,593	1.31	438,932	1.93
Repurchase agreements	146,119	0.13	130,171	0.12	151,115	0.13	160,753	0.20
Subordinated debt and junior subordinated debt	280,962	3.97	192,483	3.76	214,704	3.71	192,412	3.77
Total interest bearing liabilities (4)	9,564,615	0.26%	9,569,559	0.31%	9,570,119	0.23%	9,506,896	0.34%
Non-interest bearing demand deposits	4,712,466		4,474,784		4,644,982		4,338,546
Other liabilities	184,932		196,349		184,600		208,861
Shareholders' equity	2,509,439		2,801,455		2,582,257		2,786,021
Total Liabilities and Shareholders' Equity	$16,971,452		$17,042,147		$16,981,958		$16,840,324
Taxable equivalent net interest spread		2.94%		3.01%		2.91%		3.07%
Taxable equivalent net interest margin		3.03%		3.12%		2.99%		3.19%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $2.5 million and $6.5 million for the three months ended June 30, 2022 and 2021, respectively, and were $6.6 million and $14.7 million for the six months ended June 30, 2022 and 2021, respectively. As part of loan fees, PPP loan fees were $1.9 million and $6.0 million for the three months ended June 30, 2022 and 2021, respectively, and $5.1 million and $13.9 million for the six months ended June 30, 2022 and 2021, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $1.9 million and $3.8 million for the three months ended June 30, 2022 and 2021, respectively, and $4.5 million and $7.3 million for the six months ended June 30, 2022 and 2021, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $0.3 million and $0.8 million for the three months ended June 30, 2022 and 2021, respectively, and $0.8 million and $1.9 million for the six months ended June 30, 2022 and 2021, respectively.

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Statement of Income	2022	2022	2021	2021	2021
Interest and dividend income
Loans, including fees	$96,412	$93,121	$97,432	$103,206	$105,968
Interest and dividends on securities:
Taxable	15,825	14,112	12,934	13,481	12,900
Tax-exempt	4,706	4,344	4,236	4,063	3,952
Total interest and dividends on securities	20,531	18,456	17,170	17,544	16,852
Other interest income	1,504	597	605	628	507
Total interest and dividend income	118,447	112,174	115,207	121,378	123,327
Interest expense
Interest bearing demand deposits	1,153	811	810	815	1,009
Money market deposits	383	321	315	350	551
Savings deposits	330	264	261	244	261
Certificates of deposit	1,116	1,273	1,501	1,726	2,026
Total interest expense on deposits	2,982	2,669	2,887	3,135	3,847
Federal Home Loan Bank borrowings	411	575	780	1,192	1,781
Other short-term borrowings	48	48	35	33	40
Subordinated debt and junior subordinated debt	2,778	1,171	1,178	1,743	1,804
Total interest expense	6,219	4,463	4,880	6,103	7,472
Net interest income	112,228	107,711	110,327	115,275	115,855
Provision for credit losses	(812)	(3,438)	(13,559)	(1,730)	(21,025)
Net interest income after provision for credit losses	113,040	111,149	123,886	117,005	136,880
Non-interest income
Trust fees	6,527	7,835	7,441	7,289	7,148
Service charges on deposits	6,487	6,090	6,592	6,050	4,876
Electronic banking fees	5,154	5,345	4,465	5,427	5,060
Net securities brokerage revenue	2,258	2,220	1,579	1,965	1,829
Bank-owned life insurance	2,384	3,881	2,864	2,656	1,707
Mortgage banking income	1,328	1,923	2,872	4,563	7,830
Net securities (losses) / gains	(1,183)	(650)	372	(15)	477
Net (loss) / gain on other real estate owned and other assets	(1,302)	(806)	(158)	785	4,014
Other income	5,330	4,544	4,682	4,035	3,171
Total non-interest income	26,983	30,382	30,709	32,755	36,112
Non-interest expense
Salaries and wages	41,213	38,937	40,420	39,497	37,435
Employee benefits	8,722	9,158	10,842	10,658	9,268
Net occupancy	6,119	7,234	6,413	6,825	6,427
Equipment and software	7,702	8,011	8,352	7,609	7,281
Marketing	2,749	2,421	2,601	1,848	1,802
FDIC insurance	1,937	1,522	1,460	1,227	181
Amortization of intangible assets	2,579	2,598	2,834	2,854	2,873
Restructuring and merger-related expense	52	1,593	177	4,467	1,222
Other operating expenses	15,946	16,074	15,204	19,716	17,323
Total non-interest expense	87,019	87,548	88,303	94,701	83,812
Income before provision for income taxes	53,004	53,983	66,292	55,059	89,180
Provision for income taxes	10,256	9,859	12,144	10,651	18,592
Net Income	42,748	44,124	54,148	44,408	70,588
Preferred stock dividends	2,531	2,531	2,531	2,531	2,531
Net income available to common shareholders	$40,217	$41,593	$51,617	$41,877	$68,057

Taxable equivalent net interest income	$113,479	$108,866	$111,453	$116,355	$116,906

Per common share data
Net income per common share - basic	$0.67	$0.68	$0.82	$0.64	$1.02
Net income per common share - diluted	0.67	0.68	0.82	0.64	1.01
Net income per common share - diluted, excluding certain items (1)(2)	0.67	0.70	0.82	0.70	1.03
Dividends declared	0.34	0.34	0.33	0.33	0.33
Book value (period end)	38.92	39.64	40.91	40.41	39.96
Tangible book value (period end) (1)	19.89	20.87	22.61	22.51	22.61
Average common shares outstanding - basic	60,036,103	61,445,399	63,045,061	64,931,764	66,894,398
Average common shares outstanding - diluted	60,185,207	61,593,365	63,183,411	65,065,848	67,066,592
Period end common shares outstanding	59,698,788	60,613,414	62,307,245	63,838,549	65,970,149
Period end preferred shares outstanding	150,000	150,000	150,000	150,000	150,000
Full time equivalent employees	2,509	2,456	2,462	2,425	2,459

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
Asset quality data	2022		2022		2021		2021		2021
Non-performing assets:
Troubled debt restructurings - accruing	$3,579		$3,731		$3,746		$3,707		$5,799
Non-accrual loans:
Troubled debt restructurings	2,120		1,348		1,547		1,615		1,664
Other non-accrual loans	29,594		32,024		34,195		34,644		34,548
Total non-accrual loans	31,714		33,372		35,742		36,259		36,212
Total non-performing loans	35,293		37,103		39,488		39,966		42,011
Other real estate and repossessed assets	31		87		-		293		773
Total non-performing assets	$35,324		$37,190		$39,488		$40,259		$42,784

Past due loans (1):
Loans past due 30-89 days	$31,388		$28,322		$27,152		$32,682		$21,233
Loans past due 90 days or more	9,560		6,142		7,804		11,252		8,318
Total past due loans	$40,948		$34,464		$34,956		$43,934		$29,551

Criticized and classified loans (2):
Criticized loans	$193,871		$234,143		$248,518		$290,281		$319,448
Classified loans	126,257		123,837		116,013		127,022		136,927
Total criticized and classified loans	$320,128		$357,980		$364,531		$417,303		$456,375

Loans past due 30-89 days / total portfolio loans (3)	0.31%		0.29%		0.28%		0.33%		0.21%
Loans past due 90 days or more / total portfolio loans	0.09		0.06		0.08		0.11		0.08
Non-performing loans / total portfolio loans	0.35		0.38		0.41		0.40		0.41
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.35		0.38		0.41		0.41		0.41
Non-performing assets / total assets	0.21		0.22		0.23		0.24		0.25
Criticized and classified loans / total portfolio loans	3.14		3.68		3.75		4.21		4.41

Allowance for credit losses
Allowance for credit losses - loans	$117,403		$117,865		$121,622		$136,605		$140,730
Allowance for credit losses - loan commitments	7,718		8,050		7,775		7,290		5,766
Provision for credit losses	(812)		(3,438)		(13,559)		(1,730)		(21,025)
Net loan and deposit account overdraft charge-offs and recoveries	2		27		929		842		(689)
Annualized net loan charge-offs and recoveries / average loans	0.00%		0.00%		0.04%		0.03%		(0.03)%
Allowance for credit losses - loans / total portfolio loans	1.15%		1.21%		1.25%		1.38%		1.36%
Allowance for credit losses - loans / total portfolio loans excluding PPP loans	1.15%		1.22%		1.27%		1.42%		1.43%
Allowance for credit losses - loans / non-performing loans	3.33	x	3.18	x	3.08	x	3.42	x	3.35	x
Allowance for credit losses - loans / non-performing loans and loans past due	1.54	x	1.65	x	1.63	x	1.63	x	1.97	x

	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
	2022		2022		2021		2021		2021
Capital ratios
Tier I leverage capital	9.51%		9.67%		10.02%		10.10%		10.42%
Tier I risk-based capital	12.49		13.25		14.05		14.18		15.15
Total risk-based capital	15.40		16.32		15.91		16.38		17.68
Common equity tier 1 capital ratio (CET 1)	11.31		12.01		12.77		12.91		13.83
Average shareholders' equity to average assets	14.79		15.63		15.99		16.28		16.44
Tangible equity to tangible assets (4)	8.50		8.83		9.84		10.04		10.34
Tangible common equity to tangible assets (4)	7.58		7.92		8.92		9.12		9.43

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) Total portfolio loans includes $26.7 million of PPP loans as of June 30, 2022.
(4) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

Confidential Draft

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2022	2022	2021	2021	2021	2022	2021
Return on average assets, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$40,217	$41,593	$51,617	$41,877	$68,057	$81,807	$138,641
Plus: after-tax restructuring and merger-related expenses (1)	41	1,258	140	3,529	965	1,300	1,638
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	40,258	42,851	51,757	45,406	69,022	83,107	140,279

Average total assets	$16,971,452	$16,992,598	$16,947,662	$17,057,793	$17,042,147	$16,981,958	$16,840,324

Return on average assets, excluding after-tax restructuring and merger-related expenses (annualized) (2)	0.95%	1.02%	1.21%	1.06%	1.62%	0.99%	1.68%

Return on average equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$40,217	$41,593	$51,617	$41,877	$68,057	$81,807	$138,641
Plus: after-tax restructuring and merger-related expenses (1)	41	1,258	140	3,529	965	1,300	1,638
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	40,258	42,851	51,757	45,406	69,022	83,107	140,279

Average total shareholders' equity	2,509,439	2,655,807	2,709,782	2,777,306	2,801,455	2,582,257	2,786,021

Return on average equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	6.43%	6.54%	7.58%	6.49%	9.88%	6.49%	10.15%

Return on average tangible equity:
Net income available to common shareholders	$40,217	$41,593	$51,617	$41,877	$68,057	$81,807	$138,641
Plus: amortization of intangibles (1)	2,037	2,052	2,239	2,255	2,270	4,091	4,558
Net income available to common shareholders before amortization of intangibles	42,254	43,645	53,856	44,132	70,327	85,898	143,199

Average total shareholders' equity	2,509,439	2,655,807	2,709,782	2,777,306	2,801,455	2,582,257	2,786,021
Less: average goodwill and other intangibles, net of def. tax liability	(1,137,187)	(1,139,242)	(1,141,307)	(1,143,522)	(1,145,882)	(1,138,209)	(1,147,020)
Average tangible equity	$1,372,252	$1,516,565	$1,568,475	$1,633,784	$1,655,573	$1,444,048	$1,639,001

Return on average tangible equity (annualized) (2)	12.35%	11.67%	13.62%	10.72%	17.04%	12.00%	17.62%

Average tangible common equity	$1,227,768	$1,372,081	$1,423,991	$1,489,300	$1,511,089	$1,299,564	$1,494,517
Return on average tangible common equity (annualized) (2)	13.80%	12.90%	15.00%	11.76%	18.67%	13.33%	19.32%

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$40,217	$41,593	$51,617	$41,877	$68,057	$81,807	$138,641
Plus: after-tax restructuring and merger-related expenses (1)	41	1,258	140	3,529	965	1,300	1,638
Plus: amortization of intangibles (1)	2,037	2,052	2,239	2,255	2,270	4,091	4,558
Net income available to common shareholders before amortization of intangibles and excluding after-tax restructuring and merger-related expenses	42,295	44,903	53,996	47,661	71,292	87,198	144,837

Average total shareholders' equity	2,509,439	2,655,807	2,709,782	2,777,306	2,801,455	2,582,257	2,786,021
Less: average goodwill and other intangibles, net of def. tax liability	(1,137,187)	(1,139,242)	(1,141,307)	(1,143,522)	(1,145,882)	(1,138,209)	(1,147,020)
Average tangible equity	$1,372,252	$1,516,565	$1,568,475	$1,633,784	$1,655,573	$1,444,048	$1,639,001

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	12.36%	12.01%	13.66%	11.57%	17.27%	12.18%	17.82%

Average tangible common equity	$1,227,768	$1,372,081	$1,423,991	$1,489,300	$1,511,089	$1,299,564	$1,494,517
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	13.82%	13.27%	15.04%	12.70%	18.92%	13.53%	19.54%

Confidential Draft

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2022	2022	2021	2021	2021	2022	2021

Efficiency ratio:
Non-interest expense	$87,019	$87,548	$88,303	$94,701	$83,812	$174,569	$170,139
Less: restructuring and merger-related expense	(52)	(1,593)	(177)	(4,467)	(1,222)	(1,646)	(2,074)
Non-interest expense excluding restructuring and merger-related expense	86,967	85,955	88,126	90,234	82,590	172,923	168,065

Net interest income on a fully taxable equivalent basis	113,479	108,866	111,453	116,355	116,906	222,343	234,423
Non-interest income	26,983	30,382	30,709	32,755	36,112	57,365	69,320
Net interest income on a fully taxable equivalent basis plus non-interest income	$140,462	$139,248	$142,162	$149,110	$153,018	$279,708	$303,743
Efficiency Ratio	61.91%	61.73%	61.99%	60.52%	53.97%	61.82%	55.33%

Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$40,217	$41,593	$51,617	$41,877	$68,057	$81,807	$138,641
Add: After-tax restructuring and merger-related expenses (1)	41	1,258	140	3,529	965	1,300	1,638
Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses	$40,258	$42,851	$51,757	$45,406	$69,022	$83,107	$140,279

Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses:
Net income per common share - diluted	$0.67	$0.68	$0.82	$0.64	$1.01	$1.34	$2.06
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	-	0.02	-	0.06	0.02	0.02	0.03
Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses	$0.67	$0.70	$0.82	$0.70	$1.03	$1.36	$2.09

	Period End
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2022	2022	2021	2021	2021
Tangible book value per share:
Total shareholders' equity	$2,467,951	$2,547,316	$2,693,166	$2,723,983	$2,780,836
Less: goodwill and other intangible assets, net of def. tax liability	(1,136,020)	(1,138,057)	(1,140,111)	(1,142,350)	(1,144,604)
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,187,447	1,264,775	1,408,571	1,437,149	1,491,748

Common shares outstanding	59,698,788	60,613,414	62,307,245	63,838,549	65,970,149

Tangible book value per share	$19.89	$20.87	$22.61	$22.51	$22.61

Tangible common equity to tangible assets:
Total shareholders' equity	$2,467,951	$2,547,316	$2,693,166	$2,723,983	$2,780,836
Less: goodwill and other intangible assets, net of def. tax liability	(1,136,020)	(1,138,057)	(1,140,111)	(1,142,350)	(1,144,604)
Tangible equity	1,331,931	1,409,259	1,553,055	1,581,633	1,636,232
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,187,447	1,264,775	1,408,571	1,437,149	1,491,748

Total assets	16,799,624	17,104,015	16,927,125	16,892,111	16,966,867
Less: goodwill and other intangible assets, net of def. tax liability	(1,136,020)	(1,138,057)	(1,140,111)	(1,142,350)	(1,144,604)
Tangible assets	$15,663,604	$15,965,958	$15,787,014	$15,749,761	$15,822,263

Tangible equity to tangible assets	8.50%	8.83%	9.84%	10.04%	10.34%

Tangible common equity to tangible assets	7.58%	7.92%	8.92%	9.12%	9.43%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

Confidential Draft

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2022	2022	2021	2021	2021	2022	2021
Pre-tax, pre-provision income:
Income before provision for income taxes	$53,004	$53,983	$66,292	$55,059	$89,180	$106,984	$180,497
Add: provision for credit losses	(812)	(3,438)	(13,559)	(1,730)	(21,025)	(4,250)	(48,984)
Pre-tax, pre-provision income	$52,192	$50,545	$52,733	$53,329	$68,155	$102,734	$131,513

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$53,004	$53,983	$66,292	$55,059	$89,180	$106,984	$180,497
Add: provision for credit losses	(812)	(3,438)	(13,559)	(1,730)	(21,025)	(4,250)	(48,984)
Add: restructuring and merger-related expenses	52	1,593	177	4,467	1,222	1,646	2,074
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$52,244	$52,138	$52,910	$57,796	$69,377	$104,380	$133,587

'Return on average assets, excluding certain items (1):
Income before provision for income taxes	$53,004	$53,983	$66,292	$55,059	$89,180	$106,984	$180,497
Add: provision for credit losses	(812)	(3,438)	(13,559)	(1,730)	(21,025)	(4,250)	(48,984)
Add: restructuring and merger-related expenses	52	1,593	177	4,467	1,222	1,646	2,074
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	52,244	52,138	52,910	57,796	69,377	104,380	133,587

Average total assets	$16,971,452	$16,992,598	$16,947,662	$17,057,793	$17,042,147	$16,981,958	$16,840,324

Return on average assets, excluding certain items (annualized) (1) (2)	1.23%	1.24%	1.24%	1.34%	1.63%	1.24%	1.60%

Return on average equity, excluding certain items (1):
Income before provision for income taxes	$53,004	$53,983	$66,292	$55,059	$89,180	$106,984	$180,497
Add: provision for credit losses	(812)	(3,438)	(13,559)	(1,730)	(21,025)	(4,250)	(48,984)
Add: restructuring and merger-related expenses	52	1,593	177	4,467	1,222	1,646	2,074
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	52,244	52,138	52,910	57,796	69,377	104,380	133,587

Average total shareholders' equity	$2,509,439	$2,655,807	$2,709,782	$2,777,306	$2,801,455	$2,582,257	$2,786,021

Return on average equity, excluding certain items (annualized) (1) (2)	8.35%	7.96%	7.75%	8.26%	9.93%	8.15%	9.67%

Return on average tangible equity, excluding certain items (1):
Income before provision for income taxes	$53,004	$53,983	$66,292	$55,059	$89,180	$106,984	$180,497
Add: provision for credit losses	(812)	(3,438)	(13,559)	(1,730)	(21,025)	(4,250)	(48,984)
Add: amortization of intangibles	2,579	2,598	2,834	2,854	2,873	5,178	5,769
Add: restructuring and merger-related expenses	52	1,593	177	4,467	1,222	1,646	2,074
Income before provision, restructuring and merger-related expenses and amortization of intangibles	54,823	54,736	55,744	60,650	72,250	109,558	139,356

Average total shareholders' equity	2,509,439	2,655,807	2,709,782	2,777,306	2,801,455	2,582,257	2,786,021
Less: average goodwill and other intangibles, net of def. tax liability	(1,137,187)	(1,139,242)	(1,141,307)	(1,143,522)	(1,145,882)	(1,138,209)	(1,147,020)
Average tangible equity	$1,372,252	$1,516,565	$1,568,475	$1,633,784	$1,655,573	$1,444,048	$1,639,001

Return on average tangible equity, excluding certain items (annualized) (1) (2)	16.02%	14.64%	14.10%	14.73%	17.50%	15.30%	17.15%

Average tangible common equity	$1,227,768	$1,372,081	$1,423,991	$1,489,300	$1,511,089	$1,299,564	$1,494,517
Return on average tangible common equity, excluding provision items (annualized) (1) (2)	17.91%	16.18%	15.53%	16.16%	19.18%	17.00%	18.80%

(1) Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.